UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004 (August 25, 2004)

JPS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-27038	57-0868166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Beattie Place, Suite 1510, Greenville, South Carolina	29601-2146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 239-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 24, 2004, JPS Industries, Inc. issued a press release announcing financial results for the quarter ended July 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 2.02 of Form 8-K and such information, including the press release, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

The information contained in this report, including the information contained in the relevant portions of the press release, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPS INDUSTRIES, INC.
(Registrant)

Date: August 25, 2004

	By:	/s/ CHARLES R. TUTTEROW
Charles R. Tutterow
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 24, 2004.